Exhibit 10.1
Flowserve B.V. and Flowserve Corporation
First Amendment To Letter of Credit Agreement
This First Amendment to Letter of Credit Agreement (the “Amendment”) is entered into as of September 11, 2008, by and among Flowserve Corporation, a New York corporation (the “Guarantor”), Flowserve B.V., a company organized and existing under the laws of the Netherlands, and other Subsidiaries of the Guarantor party hereto (collectively, including the Guarantor, the “Applicants” and individually, an “Applicant”), the financial institutions party hereto (collectively, the “Lenders” and individually, a “Lender”), and ABN AMRO Bank N.V., a public company with limited liability organized and existing under the laws of the Netherlands, as an Issuing Bank and as Administrative Agent.
Preliminary Statements
A. The Applicants, the Lenders, ABN AMRO Bank N.V., as an Issuing Bank and as Administrative Agent, are party to a Letter of Credit Agreement, dated as of September 14, 2007 (as such agreement may be amended, supplemented and otherwise modified from time to time, the “Letter of Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Letter of Credit Agreement.
B. The Applicants, the Lenders, and ABN AMRO Bank N.V., as an Issuing Bank and as Administrative Agent, have agreed to amend the Letter of Credit Agreement under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendments.
Upon satisfaction of the conditions precedent set forth in Section 2 hereof, the Letter of Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:
Section 1.1. Amended Definitions. The definitions of “Applicable Margin”, “Termination Date” and “Total Commitments” set forth in Article 1 of the Letter of Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Applicable Margin” shall mean, for any day, with respect to Letters of Credit, the Unused Commitment Fee, or any unreimbursed L/C Disbursements, the applicable margin set forth below under the corresponding caption, in each case, based upon the Leverage Ratio as of the relevant date of determination:

	Letters of Credit and
	Unreimbursed L/C
Leverage Ratio	Disbursements	Unused Commitment Fee
Category 1: Greater than or equal to 2.75 to 1.00	1.50%	0.50%
Category 2: Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	1.25%	0.40%
Category 3: Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	1.00%	0.35%
Category 4: Less than 1.25 to 1.00	0.875%	0.30%
; provided that, on and after any date subsequent to the First Amendment Effective Date that the Guarantor has received a rating from Moody’s of Ba1 for its Corporate Family Rating and a rating from S&P of BB+ for its Corporate Credit Rating, then each percentage expressed in the foregoing pricing grid with respect to Letters of Credit and unreimbursed l/c disbursements shall be automatically reduced by .125%.
Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, as of the First Amendment Effective Date, the Leverage Ratio shall be deemed to be in Category 4, and shall continue to be deemed to be in such category until the Guarantor shall have delivered the financial statements and certificates required by Section 5.04(a), Section 5.04(b) and Section 5.04(c), respectively, for the its fiscal quarter ended September 30, 2008; provided, however, that (a) at any time during which the Guarantor has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin.

“Termination Date” shall mean the day that is 364 days after the First Amendment Effective Date, or if that day is not a Business Day, the next preceding Business Day.
“Total Commitments” means the aggregate amount of the Commitments, which as of the First Amendment Effective Date shall be One Hundred Ten Million euros (€110,000,000), as such amount may be increased pursuant to the provisions of Section 2.01(n) hereof or decreased pursuant to the provisions of (a) Section 2.06 hereof or (b) other applicable provisions of this Agreement.
Section 1.2. Additional Definitions. Article 1 of the Letter of Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical locations:
“First Amendment” shall mean that First Amendment to Letter of Credit Agreement dated as of September 11, 2008, by and among the Applicants party thereto, the Lenders party thereto and ABN AMRO Bank N.V., as an Issuing Bank and as Administrative Agent.
“First Amendment Effective Date” shall mean September 12, 2008.
Section 1.3. Expiration Dates. Section 2.01(c) of the Letter of Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c) Expiration Dates. Each Letter of Credit shall expire not later than 24 months after the date of issuance of such Letter of Credit; provided that, notwithstanding the foregoing, at any time that this Agreement is in effect, (i) one or more Letters of Credit in an aggregate face amount not to exceed €75,000,000 at any time outstanding may expire on a date that is more than 24 months, but not more than 48 months, after such date of measurement of the then-remaining term of such Letters of Credit, such that no expiry date for any such Letters of Credit shall be later than that day occurring 48 months after such date of measurement, and (ii) one or more Letters of Credit in an aggregate face amount not to exceed €12,000,000 at any time outstanding may expire on a date that is more than 48 months, but not more than 60 months, after such date of measurement of the then-remaining term of such Letters of Credit, such that no expiry date for any such Letters of Credit shall be later than that day occurring 60 months after such date of measurement.

Section 1.4. Commitment Increases. Section 2.01(n) of the Letter of Credit Agreement is hereby amended and restated in its entirety to read as follows:
(n) Commitment Increases. The Applicants shall be entitled to request, at any time prior to the Termination Date, that the Total Commitments be increased by an aggregate amount not to exceed Forty Million euros €40,000,000 (such additional Commitments are referred to herein as the “Additional Commitments”); provided that, in no event shall the aggregate Total Commitments exceed at any time One Hundred Fifty Million euros (€150,000,000); and provided further that (i) no Default or Event of Default exists at the time of such request, (ii) the Applicants give the Administrative Agent ten (10) days prior written notice of such election, (iii) no Lender shall be obligated to increase such Lender’s Commitment without such Lender’s prior written consent, which may be withheld in such Lender’s sole discretion, and (iv) any person providing any Additional Commitment amount that is not already a Lender must be reasonably acceptable to the Administrative Agent, the Issuing Banks and the Applicants. In connection with any such increase in the Total Commitments, the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation an amendment to this Agreement.
Section 1.5. Letter of Credit Administration and Handling Charges. Section 2.02(d) of the Letter of Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d) The Applicant for any Letter of Credit issued hereunder shall pay to the relevant Issuing Bank for its own account, the Issuing Bank’s standard administration (including issuance, drawing, cancellation, amendment and transfer charges) and handling charges (or, in the alternative, such administration and handling charges as agreed upon by the Applicant and the relevant Issuing Bank) in the currency directed by the Issuing Bank, which charges shall be payable at such times and in such amounts as may be set forth in the standard schedule of such Issuing Bank for such charges.
Section 1.6. Schedule 1.01(B). Schedule 1.01(B) of the Letter of Credit Agreement is amended and replaced in its entirety by Schedule 1.01(B) attached hereto.
Section 2. Conditions Precedent.
This Amendment shall be subject to satisfaction of the following conditions precedent:

2.1 This Amendment shall have been duly executed by the parties hereto and delivered to the Administrative Agent.
2.2. All legal matters incident to this Amendment shall be reasonably satisfactory to the Lenders and to the Administrative Agent.
2.3. The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced at least 1 Business Day prior to the First Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid hereunder or under any other Facility Document.
2.4. The Administrative Agent shall have received a solvency certificate for the Guarantor, certified by a Financial Officer of the Guarantor, in form and substance acceptable to the Administrative Agent.
2.5. The Administrative Agent shall have received (i) financial projections for the Guarantor and its Subsidiaries, (ii) consolidated unaudited annual financial statements for each Other Applicant party hereto on the closing date and its Subsidiaries for the fiscal year ending December 31, 2007, and (iii) consolidated annual financial statements for the Guarantor and its Subsidiaries for the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007, and all such projections and financial statements shall be in form and substance acceptable to the Administrative Agent.
2.6. The Administrative Agent shall have received for each Credit Party all documentation and other information required by any Governmental Authority under applicable anti-money laundering rules and regulations, including the Patriot Act.
2.7. There shall be no litigation or administrative proceeding that could reasonably be expected to have a Material Adverse Effect.
Section 3. Post-Closing Requirements.
Within 30 Business Days after the First Amendment Effective Date, the Applicants shall deliver to the Administrative Agent: (i) a favorable written opinion of (a) John M. Nanos, Vice President - Strategic Transactions Counsel of the Guarantor, substantially in the form of the legal opinion set forth in Exhibit A-1, (b) with respect to each Other Applicant that is a Domestic Subsidiary, counsel, acceptable to the Administrative Agent, for such Subsidiary substantially in the form of the legal opinion set forth in Exhibit A-2, and (c) with respect to each Other Applicant that is a Foreign Subsidiary, counsel, acceptable to the Administrative Agent, for such Subsidiary substantially in the form of the legal opinion set forth in Exhibit A-3, in each case addressed to the Issuing Banks, the Administrative Agent and the Lenders; (ii) a certificate as to the good standing of each Credit Party as of a recent date from the Secretary of State, or other appropriate governmental authority, of the state of such Credit Party’s state of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions; (iii) a copy of the certificate or articles of incorporation or other similar charter document, including all amendments thereto, of each Credit Party, certified (to the extent relevant) as of a recent date by the Secretary of State of the state of its organization, and, in case such concept exists under the laws of the jurisdiction of its organization (or, in the alternative, except with respect to Flowserve Pompes S.A.S and Flowserve GB Limited, a certificate of the Secretary or Assistant Secretary (or similar officer) of each Credit Party certifying that such certificate or articles or other similar charter document have not been amended or otherwise modified from such charter document delivered to the Administrative Agent in connection with the closing of the Letter of Credit Agreement); (iv) a certificate of the Secretary or Assistant Secretary (or similar officer) of each Credit Party certifying (a) that attached thereto is a true and complete copy of the by-laws or articles of association or other similar charter document of such Credit Party as in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (b) below (or, except with respect to Flowserve Pompes S.A.S. and Flowserve GB Limited, certifying that the by-laws or articles of association or other charter similar document of such Credit Party has not been amended or otherwise modified from such charter document delivered to the Administrative Agent in connection with the closing of the Letter of Credit Agreement), (b) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) that the certificate or articles of incorporation or other charter similar document of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above or the trade register extract provided by the chamber of commerce, and (d) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Credit Party; (v) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary (or similar officer) executing the certificate pursuant to (iv) above; (v) a separate Debt Subordination Agreement from each Applicant that has not previously delivered to the Administrative Agent such an agreement and a Debt Subordination Agreement from any Applicant whose previously delivered Debt Subordination Agreement is no longer in full force and effect; and (vi) such other documents as the Lenders or the Administrative Agent may reasonably request. The failure of the Applicants to satisfy the requirements of this Section 3 shall not constitute an Event of Default, but from the date 30 Business Days after the First Amendment Effective Date until the date that all such requirements are satisfied, all interest payable and the L/C Participation Fee payable by any Credit Party under the Letter of Credit Agreement, as amended hereby, shall increase, to the extent permitted by law, by two percent (2.00%) over the rate otherwise applicable.
Section 4. Representations and Warranties.
Each Applicant represents and warrants to the Lenders that (i) each of the representations and warranties set forth in Article III of the Letter of Credit Agreement is true and correct in all material respects on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and as if each reference therein to the Letter of Credit Agreement referred to the Letter of Credit Agreement as amended hereby; (ii) as of the date hereof, no Default and no Event of Default exists; and (iii) without limiting the effect of the foregoing, each Applicant’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of each Applicant.

Section 5. Reaffirmation of Guaranty.
The Guarantor hereby agrees that its guaranty expressed in Article X of the Letter of Credit Agreement and all its obligations thereunder remain in full force and effect and shall not be affected, impaired or discharged by this Amendment.
Section 6. Additional Lenders.
Upon satisfaction of the conditions precedent set forth in Section 2 hereof, Deutsche Bank AG New York Branch hereby becomes a Lender under the Letter of Credit Agreement and, subject to the terms and conditions of the Letter of Credit Agreement, extends its Commitment.
Section 7. Additional Applicants.
As of the date hereof, each of Flowserve Pompes S.A.S. and Flowserve GB Limited shall be and hereby is an “Applicant” for purposes of the Letter of Credit Agreement, as amended by this Amendment, and each of Flowserve Pompes S.A.S. and Flowserve GB Limited join the Letter of Credit Agreement and this Amendment as such an Applicant. Flowserve Pompes S.A.S. and Flowserve GB Limited also represent and warrant that prior to the First Amendment Effective Date each has provided the Administrative Agent with all Operational Documents.
Section 8. Removal of Flowserve S.A. as an Applicant.
The parties hereto agree that, on and after the First Amendment Effective Date, Flowserve S.A. shall cease to be an Applicant under the Letter of Credit Agreement as amended hereby.
Section 9. Miscellaneous.
9.1 Except as specifically amended herein, the Letter of Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Letter of Credit Agreement or any other Facility Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Facility Document, any reference in any of such items to the Letter of Credit Agreement being sufficient to refer to the Letter of Credit Agreement as amended hereby.

9.2 This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois.
[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment to Letter of Credit Agreement as of the date first set forth above.
“Guarantor and Applicant”
Flowserve Corporation

By:	/s/ Paul W. Fehlman
	Name:	Paul W. Fehlman
	Title:	Vice President - Treasurer

“Other Applicants”
Flowserve B.V.

By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Director

Flowserve Spain S.L.U., formerly known as
Flowserve Spain SAU

By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Sole Administrator

Flowserve Hamburg GmbH

By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Director

[Signature Page to First Amendment to Letter of Credit Agreement]

Worthington S.r.l., formerly known as
Worthington SpA

By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Director

Flowserve Pompes S.A.S.

By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Director

Flowserve GB Limited

By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Director

[Signature Page to First Amendment to Letter of Credit Agreement]

“Lenders”
ABN AMRO Bank N.V., as Administrative
Agent, an Issuing Bank and a Lender

By:	/s/ Robert E. O’Connell
	Name:	Robert E. O'Connell
	Title:	Managing Director

By:	/s/ Linda Jafrani
	Name:	Linda Jafrani
	Title:	Senior Vice President

[Signature Page to First Amendment to Letter of Credit Agreement]

Calyon

By:	/s/ Frederic Desfossez
	Name:	Frederic Desfossez
	Title:	Regional Director

By:	/s/ Agnes Huret
	Name:	Agnes Huret
	Title:	Relationship Manager

[Signature Page to First Amendment to Letter of Credit Agreement]

Deutsche Bank AG New York Branch

By:	/s/ Robert Lofaro
	Name:	Robert Lofaro
	Title:	Director

By:	/s/ David Noel
	Name:	David Noel
	Title:	Director

[Signature Page to First Amendment to Letter of Credit Agreement]

Schedule 1.01(b)
Commitments

ABN AMRO Bank N.V.	€50,000,000
Calyon	€30,000,000
Deutsche Bank AG New York Branch	€30,000,000
Total Commitments	€110,000,000

Exhibit A-1
Guarantor Counsel Opinion
September __, 2008
To the Administrative Agent and each
of the Lenders and Issuing Banks
party to the Amendment to
Letter of Credit Agreement
referred to below
c/o ABN AMRO Bank N.V.
540 West Madison Street
Suite 2621
Chicago, Illinois 60603-4147
Ladies and Gentlemen:
I am the Vice President — EMA/Asia Counsel of Flowserve Corporation (the “Guarantor”) in connection with a €110,000,000 letter of credit facility and certain other credit facilities and financial accommodations being made available by you to the Applicants party to that certain Letter of Credit Agreement (the “Agreement”) dated as of September 14, 2007, among the Guarantor, the Applicants party thereto, the various Lenders from time to time party thereto and ABN AMRO Bank N.V, as Administrative Agent for itself and any other Lenders and as an Issuing Bank, as amended by the First Amendment to Letter of Credit Agreement (the “Amendment”) dated as of September 11, 2008, among the Applicants party thereto, the Lenders party thereto and ABN AMRO Bank N.V., as Administrative Agent and as an Issuing Bank. Unless otherwise defined herein, terms used but not defined herein have the meanings given such terms in the Agreement. This opinion is furnished to you pursuant to Section 3(i) of the Amendment.
As such counsel, I have supervised the taking of the corporate and other business proceedings necessary to authorize the execution and delivery of, and have examined an executed original of, the Amendment. I have also examined and am familiar with the Amendment and the certified certificate of incorporation, bylaws, resolutions and certificates of good standing for the Guarantor.
I have also examined such other instruments and records and inquired into such other factual matters and matters of law as I deem necessary or pertinent to the formulation of the opinions hereinafter expressed. As to questions of fact relevant to the opinions stated herein, I have relied upon information obtained from other officers of the Guarantor and other sources believed by me to responsible, and, with your permission, I have assumed, without independent investigation, the accuracy of such information.

In rendering the opinions expressed below, I have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as I have deemed relevant and necessary as a basis for these opinions.
Based upon the foregoing, I am of the opinion that:
1. The Guarantor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York, and the Guarantor has full and adequate power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in each jurisdiction wherein the conduct of its business or the assets and properties owned or leased by it require such licensing or qualification.
2. The Guarantor (a) has full right, power and authority to request Letters of Credit from you, (b) has full right, power and authority to guarantee the obligations, liabilities and indebtedness of the other Applicants owing to you, and (c) has full right, power, and authority to execute and deliver the Amendment and to observe and perform all the matters and things provided for in the Agreement, as amended by the Amendment. The execution and delivery of the Amendment does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or administrative regulation or of any order or decree of any court or governmental authority or of the articles of incorporation, by-laws or other similar instrument of the Guarantor regulating its organization or its powers or, to the best of my knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Guarantor or any of its property or assets or result in the creation or imposition of any charge or encumbrance of any nature whatsoever upon any of its assets or revenues.
3. The Amendment has been duly authorized by all necessary corporate action and has been executed and delivered by proper officers of the Guarantor and constitutes a valid and binding agreement of the Guarantor enforceable against it in accordance with its respective terms.
4. No order, authorization, consent, license, approval, permit of, or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Amendment or the observance and performance by the Guarantor of any of the terms of the Agreement, as amended by the Amendment.
5. To the best of my knowledge after due inquiry, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Guarantor or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Guarantor.

Our opinions expressed above are limited to the laws of the States of Illinois and Texas, the general corporate laws of the State of New York and the federal laws of the United States of America.
Respectfully submitted,

Exhibit A-2
[to be placed on the letterhead of counsel for the Domestic Applicant]
Domestic Applicant Counsel Opinion
_________ __, 20__
ABN AMRO Bank N.V.
As Administrative Agent under that
certain Letter of Credit Agreement
among Flowserve Corporation, as
Guarantor and an Applicant,
Flowserve B. V., as an Applicant, the
additional Applicants from time to time
party thereto, the Lenders party thereto
and the Administrative Agent and other
parties thereto dated as of
September 14, 2007 (the “Agreement”),
as amended by the First Amendment to
Letter of Credit Agreement among the
Applicants party thereto, the Lenders
party thereto and the Administrative
Agent dated as of September 11, 2008
(the “Amendment”)
Ladies and Gentlemen:
We are, and have been for some time, legal counsel for [  _____  ], a [  _____  ] duly organized and existing under the laws of [  _____  ] (the “Company”), and as such counsel, we are familiar with its charter, by-laws or other instruments regulating its organization or powers and all other laws and regulations applicable to the Company and its business affairs. We are also familiar with the law of the Company’s place of organization.
You (the “Agent”) have requested our opinion in connection with the execution and delivery of the Amendment by the Company. We have examined the Agreement and the Amendment and all other instruments and documents furnished by the Company to the Agent in connection therewith, and based upon the foregoing and upon the examination of such other matters of law and fact as we deem relevant, we are of the opinion that:
1. The Company is a [  _____  ] duly organized and validly existing under the laws of [  _____  ].

2. The Company has full right, power and authority to execute and deliver the Amendment and to make the agreement evidenced thereby and to perform and observe all of the matters and things provided for therein; and the execution and delivery of the Amendment does not, nor does the performance or observance of any of the matters or things therein provided for contravene any provision of law or administrative regulation or of any order, decree of any court or governmental authority or of the charter or by-laws of the Company or other instrument regulating its organization or powers or of any covenant, indenture or agreement of or affecting the Company of any of its assets or properties or result in the creation or imposition of any charge or encumbrance of any nature whatsoever upon any of its assets or revenues.
3. The Amendment has been duly authorized by the Company and executed and delivered by the proper officer(s) of the Company, and the Agreement, as amended by the Amendment, now constitutes the legally valid and binding obligation of the Company enforceable against it in accordance with its terms.
4. No consent, license, authorization, registration, legalization, declaration with, approval or permit of, any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of the Agreement, as amended by the Amendment, or the transactions contemplated thereby, including, without limitation, no approvals necessary to insure the transfer and repayment of amounts due under the Agreement, as amended by the Amendment, in the currencies and funds called for therein, free and clear of any taxes, withholdings or deductions, all on the terms and at the place of payment as provided for in the Agreement.
5. There is no material litigation or governmental proceeding pending or threatened against the Company.
This opinion may be relied upon by the Agent and the Lenders party to the Amendment.
Respectfully submitted,

Exhibit A-3
[to be placed on the letterhead of Foreign outside counsel for the Applicant]
Foreign Applicant Counsel Opinion
__________________, 20__
ABN AMRO Bank N.V.
As Administrative Agent under that
certain Letter of Credit Agreement
among Flowserve Corporation, as
Guarantor and an Applicant,
Flowserve B. V., as an Applicant, the
additional Applicants from time to time
party thereto, the Lenders party thereto
and the Administrative Agent and other
parties thereto dated as of
September 14, 2007 (the “Agreement”),
as amended by the First Amendment to
Letter of Credit Agreement among the
Applicants party thereto, the Lenders
party thereto and the Administrative
Agent dated as of September 11, 2008
(the “Amendment”)
Ladies and Gentlemen:
We are, and have been for some time, legal counsel for [  _____  ], a [  _____  ] duly organized and existing under the laws of [  _____  ] (the “Company”), and as such counsel, we are familiar with its charter, by-laws or other instruments regulating its organization or powers and all other laws and regulations applicable to the Company and its business affairs. We are also familiar with the law of the Company’s place of organization.
You (the “Agent”) have requested our opinion in connection with the execution and delivery of the Agreement by the Company. We have examined the Agreement and the Amendment and all other instruments and documents furnished by the Company to the Agent in connection therewith, and based upon the foregoing and upon the examination of such other matters of law and fact as we deem relevant, we are of the opinion that:
1. The Company is a [  _____  ] duly organized and validly existing under the laws of [  _____  ].

2. The Company has full right, power and authority to execute and deliver the Amendment and to make the agreement evidenced thereby and to perform and observe all of the matters and things provided for therein; and the execution and delivery of the Amendment does not, nor does the performance or observance of any of the matters or things therein provided for contravene any provision of law or administrative regulation or of any order, decree of any court or governmental authority or of the charter or by-laws of the Company or other instrument regulating its organization or powers or of any covenant, indenture or agreement of or affecting the Company of any of its assets or properties or result in the creation or imposition of any charge or encumbrance of any nature whatsoever upon any of its assets or revenues.
3. The Amendment has been duly authorized by the Company and executed and delivered by the proper officer(s) of the Company, and the Agreement, as amended by the Amendment, now constitutes the legally valid and binding obligation of the Company enforceable against it in accordance with its terms.
4. No consent, license, authorization, registration, legalization, declaration with, approval or permit of, any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of the Agreement, as amended by the Amendment, or the transactions contemplated thereby, including, without limitation, no approvals necessary to insure the transfer and repayment of amounts due under the Agreement, as amended by the Amendment, in the currencies and funds called for therein, free and clear of any taxes, withholdings or deductions, all on the terms and at the place of payment as provided for in the Agreement.
5. There is no material litigation or governmental proceeding pending or threatened against the Company.
6. There is no income or stamp or other tax, duty or similar impost of the government of [  _____  ], or of any subdivision or instrumentality or agency thereof, imposed by withholding or otherwise, which is imposed on or applicable to any payment to be made pursuant to the Agreement, as amended by the Amendment, or which is imposed on, or by virtue of the execution or delivery of, the Amendment and the agreement of the Company to make payments under the Agreement, as amended by the Amendment, free and clear of such taxes or withholdings is legally valid.
7. The Company is subject to commercial law (including, bankruptcy and insolvency laws) and is generally subject to suit and neither it, nor any of its properties or revenues, enjoys any right of immunity from any judicial proceeding, judgment or execution on a judgment or from any registration of a judgment and enforcement thereof.
8. The choice of Illinois law and the submission to jurisdiction provisions of the Amendment are legally valid under the laws of [  _____  ] and would be recognized by the courts thereof.
9. There are no legal impediments to access by the Lenders to the courts of [  _____  ] nor shall the Lenders be required to qualify under any statute or law or to pay any franchise tax or similar fee to gain such access in respect of a suit under the Agreement, as amended by the Amendment, or in respect to any procedure to register a prior judgment obtained by the Lenders against the Company under the Agreement, as amended by the Amendment, in the courts of the United States of America or of the State of Illinois.

10. The courts of [  _____  ] will allow registration and enforcement of a judgment obtained by the Lenders against the Company under the Agreement, as amended by the Amendment, in the courts of the United States of America or of the State of Illinois without requiring that such judgment be re-opened or re-litigated.
This opinion may be relied upon by the Agent and the Lenders party to the Amendment.
Respectfully submitted,